Exhibit 10.3

FORM OF

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [___________], 2021, is made and entered into by and among The Original BARK Company, a Delaware corporation, f/k/a Northern Star Acquisition Corporation (the “Company”), Northern Star Sponsor LLC, a Delaware limited liability company (the “Sponsor”), the undersigned parties listed under Holder on Schedule A hereto and the undersigned parties listed under Additional Holder on Schedule A hereto (each such party and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, on November 10, 2020, the Company and the Sponsor entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Sponsor certain registration rights with respect to certain securities of the Company;

WHEREAS, on December 16, 2020, the Company, NSAC Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Barkbox, Inc., a Delaware corporation (“Barkbox”), entered into that certain Agreement and Plan of Reorganization, pursuant to which Merger Sub will merge with and into Barkbox on or about the date hereof, with Barkbox surviving the merger as a wholly owned subsidiary of the Company (the “Business Combination”);

WHEREAS, after the closing of the Business Combination, the Holders will own shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and Sponsor will own warrants to purchase 13,036,333 shares of Common Stock (the “Private Warrants”); and

WHEREAS, the Company and the Holders desire to amend and restate the Existing Registration Rights Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board of Directors of the Company, after consultation with counsel to the Company, (a) would be required to be made in (i) any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Prospectus in order for the applicable Prospectus not to include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including without limitation any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts by the Company, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the board of directors of the Company.

“Business Combination” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Effectiveness Period” shall have the meaning given in subsection 3.1.1 of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Founder Shares” shall mean all of the outstanding shares of Class B Common Stock of the Company issued prior to the consummation of its initial public offering, and the shares of Common Stock into which such shares shall be converted in connection with the Business Combination.

“Holder Indemnified Persons” shall have the meaning given in subsection 4.1.1 of this Agreement.

“Holders” shall have the meaning given in the Preamble.

“Initial Holders” shall be the Holders (other than Additional Holders) which hold a majority of the outstanding Registrable Securities under a Registration Statement pursuant to an Underwritten Takedown.

“Maximum Number of Securities” shall have the meaning given insubsection 2.2.2 of this Agreement.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean, in the case of a Registration Statement, an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and in the case of a Prospectus, an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1 of this Agreement.

“Private Warrants” shall have the meaning given in the Recitals hereto.

“Pro Rata” shall have the meaning given in subsection 2.2.2 of this Agreement.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Founder Shares, (b) the Private Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Warrants), (c) the Working Capital Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Warrants), (d) any outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (e) any shares of the Company issued or to be issued to any Holders in connection with the Business Combination, including as a result of shares of Barkbox or upon exercise of warrants to purchase shares of Barkbox that are held by the Holder as of the date of this Agreement (such Holders, the “Original Bark Holders”) and (f) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations).

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and any such registration statement having been declared effective by, or become effective pursuant to rules promulgated by, the Commission.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority and any national securities exchange on which the Common Stock is then listed);

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of the independent registered public accounting firm of the Company incurred specifically in connection with such Registration or Underwritten Takedown;

(F) the fees and expenses incurred in connection with the listing of any Registrable Securities on each national securities exchange on the Common Stock is then listed;

(G) the fees and expenses incurred by the Company in connection with any road show for any Underwritten Takedowns; and

(H) reasonable fees and expenses of one (1) legal counsel jointly selected by the Holders participating in a Piggyback Registration, as applicable.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration Statement” shall have the meaning given in subsection 2.1.1 of this Agreement.

“Sponsor” shall have the meaning given in the Preamble.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Takedown and not as part of such dealer’s market-making activities.

“Underwritten Takedown” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Working Capital Warrants” shall mean any Warrants held by Sponsor or their affiliates which were issued in payment of working capital loans made to the Company.

ARTICLE II

REGISTRATIONS

2.1 Registration.

2.1.1 Shelf Registration. The Company agrees that, within 120 days after the consummation of the Business Combination, the Company will file with the Commission (at the Company’s sole cost and expense) a Registration Statement registering the resale or other disposition of the Registrable Securities (a “Shelf Registration Statement”), which Shelf Registration Statement may include shares of Common Stock that may be issuable upon exercise of outstanding warrants, or shares that may have been purchased in any private placement that was consummated at the same time as the closing of the Business Combination.

2.1.2 Effective Registration. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective by the Commission as soon as reasonably practicable after the filing thereof. Subject to the limitations contained in this Agreement, the Company shall effect any Shelf Registration Statement on such appropriate registration form of the Commission (a) as shall be selected by the Company and (b) as shall permit the resale or other disposition of the Registrable Securities by the Holders. Holder shall provide the Company, prior to the effectiveness of such Registration Statement, a description of its intended disposition of the Registrable Securities included on such Registration Statement.

2.1.3 Amendments or Supplements. The Company shall reasonably promptly prepare and file with the Commission such amendments or supplements to the Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities during the Effectiveness Period. fFollowing the date that the Company becomes eligible to use Form S-3 or its successor form, the Company shall use commercially reasonable efforts to amend the Shelf Registration Statement to utilize such short form registration statement.

2.1.4 Underwritten Takedowns.

(a) At any time and from time to time and subject to any lock-up to which such shares are subject, if the Company shall receive a request from the Original Bark Holders of Registrable Securities with an estimated market value of at least $50 million (the requesting holder(s) shall be referred to herein as the “Requesting Holder”) that the Company effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, , then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Holders and thereupon shall use its reasonable efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i) subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5, and

(ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any Holders of Registrable Securities (all such holders, together with the Requesting Holder, the “Selling Holders”) have requested the Company to offer by request received by the Company within seven Business Days after such Holders receive the Company’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b) The Company shall only be required to effectuate: (i) no more than two Underwritten Takedowns in any twelve-month period; and (ii) no more than three Underwritten Takedowns in respect of all Registrable Securities held by the Original Bark Holders. All Block Trades shall be deemed Underwritten Takedowns for purposes of this subsection 2.1.4(b).

(c) If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders).

(d) The Underwriter or Underwriters in connection with such Underwritten Takedown will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Selling Holders. In connection with an Underwritten Takedown, the Company and the Selling Holders shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.5 Block Trades. If a Demanding Holder wishes to consummate a Block Trade (on either a Commission registered or non-registered basis), then notwithstanding the time periods and piggyback rights otherwise provided herein, such Demanding Holder shall, if it would like the assistance of the Company, endeavor to give the Company sufficient advance notice in order to prepare the appropriate documentation for such transaction. Such Demanding Holder, if requesting a Commission registered underwritten Block Trade, (1) shall give the Company written notice of the transaction and the anticipated launch date of the transaction at least five (5) business days prior to the anticipated launch date of the transaction, (2) the Company shall be required to only notify the other Demanding Holders of the transaction and none of the other Holders, (3) the other Demanding Holders shall have one (1) business day prior to the launch of the transaction to determine if they wish to participate in the Block Trade, and (4) the Company shall include in the Block Trade only shares held by the Demanding Holders. The Company shall have the right to select the Underwriters for such Block Trade, which shall consist of one or more reputable nationally recognized investment banks reasonably acceptable to the Demanding Holder.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Subject to the provisions of subsection 2.2.2 and Section 2.3 hereof, if, at any time on or after the date the Company consummates a Business Combination, the Company proposes to consummate an Underwritten Takedown for its own account or for the account of stockholders of the Company, other than for an offering of debt that is convertible into equity securities of the Company, then the Company shall give written notice of such proposed action to all of the Holders as soon as practicable, which notice shall (x) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing Underwriter or Underwriters, if any, and (y) offer to all of the Holders the opportunity to include such number of Registrable Securities as such Holders may request in writing within two (2) days (unless such offering is an overnight or bought Underwritten Takedown, then one (1) day), in each case after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Takedown to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Piggyback Registration and to permit the resale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to include Registrable Securities in an Underwritten Takedown under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Takedown by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Takedown that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of the equity securities of the Company that the Company desires to sell, taken together with (i) the shares of equity securities of the Company, if any, as to which the Underwritten Takedown has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which a Piggyback Registration has been requested pursuant to Section 2.2 of this Agreement and (iii) the shares of equity securities of the Company, if any, as to which inclusion in the Underwritten Takedown has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of equity securities of the Company that can be sold in the Underwritten Takedown without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then:

(a) If the Underwritten Takedown is undertaken for the Company’s account, the Company shall include in any such Underwritten Takedown (A) first, the Common Stock or other equity securities of the Company that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders (other than Additional Holders) requesting a Piggyback Registration pursuant to subsection 2.2.1 of this Agreement, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Takedown, regardless of the number of shares held by each such person and the aggregate number of Registrable Securities that the Holders have requested be included in such Underwritten Takedown (such proportion is referred to herein as “Pro Rata”), which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Registrable Securities of Additional Holders requesting a Piggyback Registration pursuant to subsection 2.2.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities of the Company, if any, as to which inclusion in the Underwritten Takedown has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; or

(b) If the Underwritten Takedown is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Underwritten Takedown (A) first, Common Stock or other equity securities of the Company, if any, of such requesting persons or entities, other than the Holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders (other than Additional Holders) requesting a Piggyback Registration pursuant to subsection 2.2.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (B), the Registrable Securities of Additional Holders requesting a Piggyback Registration pursuant to subsection 2.2.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities of the Company that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), Common Stock or other equity securities of the Company for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder shall have the right to withdraw from a Piggyback Registration upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the commencement of the Underwritten Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3. The Company (whether on its own determination or as a result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw an Underwritten Takedown undertaken for the Company’s account at any time prior to the effectiveness of a Registration Statement.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. The Company shall use its commercially reasonable efforts to effect such Registration or Underwritten Takedown to permit the resale or other disposition of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible and to the extent applicable:

3.1.1 prepare and file with the Commission after the consummation of the Business Combination a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective in accordance with Section 2.1, including filing a replacement Registration Statement, if necessary, and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding (such period, the “Effectiveness Period”);

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the plan of distribution provided by the Holders and as set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration or Underwritten Takedown, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or Underwritten Takedown or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4 prior to any Underwritten Takedownor Block Trade of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement or Underwritten Takedown;

3.1.7 advise each seller of such Registrable Securities, as soon as reasonably practicable after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 during the Effectiveness Period, furnish a conformed copy of each filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, promptly after such filing of such documents with the Commission to each seller of such Registrable Securities or its counsel; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 of this Agreement;

3.1.10 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement or the Prospectus, and supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a comfort letter from the Company’s independent registered public accountants in the event of an Underwritten Takedown, in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter may reasonably request ;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to such placement agent, sales agent or Underwriter;

3.1.13 in the event of any Underwritten Takedown, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Takedown; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses in respect of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of one legal counsel representing the Holders not to exceed $50,000 per Registration.

3.3 Requirements for Participation in Underwritten Takedowns. No person or entity may participate in any Underwritten Takedown for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains or includes a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Registration Statement or Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration or Underwritten Takedown at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control (including, audited financial statements of the Company that have not yet been completed), the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than sixty (60) days, determined in good faith by the Board of Directors of the Company to be necessary for such purpose; provided, however, the Company shall have the right to defer such filing for a period of not more than ninety (90) days; provided, however, that the Company shall not defer its obligation in this manner more than twice in any 12-month period. In the event the Company exercises its rights under the preceding sentences in this Section 3.4, the Holders agree to suspend, immediately upon their receipt of the notices referred to in this Section 3.4, their use of the Registration Statement or Prospectus in connection with any resale or other disposition of Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to resell or otherwise dispose of shares of Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any customary legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, employees, advisors, agents, representatives, members and each person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and inclusive of all reasonable attorneys’ fees arising out of the enforcement of each such persons’ rights under this Section 4.1) resulting from any Misstatement or alleged Misstatement, except insofar as the same are caused by or contained or included in any information furnished in writing to the Company by or on behalf of such Holder Indemnified Person specifically for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its officers, directors, employees, advisors, agents, representatives and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and inclusive of all reasonable attorneys’ fees arising out of the enforcement of each such persons’ rights under this Section 4.1) resulting from any Misstatement or alleged Misstatement, but only to the extent that the same are made in reliance on and in conformity with information relating to the Holder so furnished in writing to the Company by or on behalf of such Holder specifically for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, not to be unreasonably withheld or delayed, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, advisor, agent, representative, member or controlling person of such indemnified party and shall survive the transfer of securities.

4.1.5 If the indemnification provided under Section 4.1 of this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by such indemnifying party or such indemnified party and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 of this Agreement, any reasonable legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service or sent by overnight mail via a reputable overnight carrier, in each case providing evidence of delivery or (iii) transmission by facsimile or email. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third (3rd) business day following the date on which it is mailed, in the case of notices delivered by courier service, hand delivery, or overnight mail at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation, and in the case of notices delivered by facsimile or email, at such time as it is successfully transmitted to the addressee. Any notice or communication under this Agreement must be addressed, if to the Company, to 221 Canal Street, Floor 6, New York, NY 10013, or by email at: mmiller@barkbox.com, or if to any Holder, to the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto). Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors.

5.2.3 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 of this Agreement.

5.2.4 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 of this Agreement and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders (other than Additional Holders) of at least a majority in interest of the Registrable Securities (other than such Registrable Securities held by Additional Holders) at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects any Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of each such Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. The Company represents and warrants that no person, other than (a) a Holder, (b) the parties to those certain Subscription Agreements, dated as of December 16, 2020, by and between the Company and certain investors, (c) the parties to that certain Second Amended and Restated Investors’ Rights Agreement, dated as of May 16, 2016, as amended, by and between the Barkbox and certain investors, (d) the parties to that certain Warrant to Purchase Stock, dated as of October 12, 2017, by and between the Barkbox and Western Alliance Bank, (e) the parties to that certain Warrant to Purchase Common Stock, dated as of December 7, 2018, by and between the Barkbox and Western Alliance Bank, and (f) the parties to that certain Indenture, dated as of November 27, 2020, by and between the Barkbox and U.S. Bank National Association, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration by the Company for the sale of securities for its own account or for the account of any other person.

5.7 Term. This Agreement shall terminate upon the earlier of (i) the second (2nd) anniversary of the date of this Agreement and (ii) with respect to any Holder, the date as of which such Holder ceases to hold any Registrable Securities. The provisions of Article IV shall survive any termination.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

THE ORIGINAL BARK COMPANY, a Delaware corporation

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

NORTHERN STAR SPONSOR LLC, a Delaware limited liability company

By:
Name:	Joanna Coles
Title:	Managing Member